SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                     WESTSTAR FINANCIAL SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)

                 NORTH CAROLINA                           56-2181423
                 --------------                           ----------
          (State of incorporation                      (I.R.S. Employer
               or organization)                      Identification Number)

79 WOODFIN PLACE, ASHEVILLE, NORTH CAROLINA                   28801-2426
-------------------------------------------                   ----------
 (Address of principal executive offices)                     (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and its to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [ ]

Securities Act registration statement file number to which this Form relates (if applicable): 333-30200

Securities to be registered pursuant to Section 12(b) of the Act:

                                                                            NUMBER OF EACH EXCHANGE ON
          TITLE OF EACH CLASS TO BE SO REGISTERED                      WHICH EACH CLASS IS TO BE REGISTERED
          ---------------------------------------                      ------------------------------------

          None



Securities to be registered pursuant to Section 12(g) of the Act:

                          COMMON STOCK, PAR VALUE $1.00
--------------------------------------------------------------------------------
                                (Title of class)

          INFORMATION REQUIRED IN REGISTRATION STATEMENT

         1.       Description of Registrant's securities to be registered.

                  Reference is made to the Registration Statement on Form S-4 (Registration Statement No. 333-30200) filed with the Securities and Exchange Commission on February 11, 2000 for a description of the common stock of the Registrant. Such description is incorporated herein by reference as if fully set forth herein.)

         2.       Exhibits

                  Specimen common stock certificate of Registrant (incorporated by reference to Exhibit No. 4.1 of Registration Statement No. 333-30200 filed by Registrant with the Securities and Exchange Commission on February 11, 2000.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  WESTSTAR FINANCIAL SERVICES CORPORATION


                                           By:   /s/ G. Gordon Greenwood
                                                 -----------------------
                                                 G. Gordon Greenwood, President

Dated:      April 28, 2000